                                                                    EXHIBIT 10.7


                         AMENDMENT TO LETTER OF INTENT

     With reference to the Letter of Intent dated April 27, 1998, by and between BIOGENESIS ENTERPRISES, INC. and SUMMIT TECHNOLOGIES, INC., the parties hereto do mutually agree to the following amendment to said original Letter of Intent:

         1. TRANSFER: BioGenesis hereby conveys and transfers unto Summit the Patent Rights and Intellectual Property described in the Letter of Intent.

         2. PAYMENT: Summit has met the requirements stipulated in the Payment section Parts A and B of paragraph 3 of the original Letter of Intent.

         Part C of paragraph 3, the Balance shall be amended as follows:

               A.    $200,000 to be paid on or before February 1, 1999;

               B.    $300,000 to be paid on or before April 1, 1999;

               C.    $300,000 to be paid on or before August 1, 1999;

               D. The Common Stock shall be delivered to BioGenesis on or before the first business day after the payment of the February 1, 1999 payment.

     This Amendment and the original Letter of Intent supersede the exclusive licensing agreement between the parties hereto.

     All other aspects of the original Letter of Intent dated April 27, 1998, shall remain in effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Letter of Intent as of the date contained herein.



                                           BIOGENESIS ENTERPRISES, INC.

                                                By: /s/ MOHSEN C. AMIRAN
                                                    ----------------------------
                                                    Mohsen C. Amiran, President

                                                Date: November 2, 1998




                                           SUMMIT TECHNOLOGIES

                                                By: /s/ B. KEITH PARKER
                                                    ---------------------------
                                                    B. Keith Parker, CEO

                                                Date: November 2, 1998




                                                                    Exhibit 10.7
                                                               Page 1 of 4 Pages

                                LETTER OF INTENT


     Letter of Intent dated this 27th day of April, 1998, by and between BIOGENESIS ENTERPRISES, INC., an Illinois corporation with an office at 330 South Mt. Prospect Road, Des Plaines, Illinois 60016, and SUMMIT TECHNOLOGIES, INC., a Texas corporation with an office at 414 East Loop 281, Longview, Texas 75605.

                                   BACKGROUND

     A. Biogenesis is the owner of certain technology and proprietary rights in and to a unique fire suppressant technology;



     B. Summit and BioGenesis desire to enter into an agreement whereby ownership of the technology and related trademarks, patents, patent applications and all enhancements thereto (hereinafter the "Intellectual Property") is transferred from BioGenesis to Summit.

NOW, THEREFORE, subject to the terms and conditions set forth herein, and to the execution of formal agreements consistent with the terms of this letter of intent, the parties agree as follows:

     1. TRANSFER. Biogenesis will transfer to Summit (or its successor) the Intellectual property and will execute and deliver to Summit all data, formulas and information relevant thereto.

     2. CONSIDERATION. Summit will pay to BioGenesis, in consideration for the transfer of the Intellectual Property, the following:

         A. Cash in the amount of $425,000.00, representing the balance of a one-time, non-refundable royalty (the "Initial Royalty");
         B. Cash, in the amount of $500,000, representing an advance payment of periodic royalties (the "Advanced Royalty"), as set forth herein; and
         C.  750,000 shares of common stock of Summit.

     3. PAYMENT. Payment of the Initial Royalty and Advance Royalty fees shall be made as follows:

         A.  $25,000 on or before May 1, 1998;
         B.  $100,000 on or before June 1, 1998; and

                                                                    Exhibit 10.7
                                                               Page 2 of 4 Pages

          C. the balance of $800,000 upon the earlier of November 15, 1998, or ten (10) days following the completion of a secondary stock offering by Summit intended to finance the transfer (the "Closing"); and
          D.   the Common Stock shall be delivered to BioGenesis at the Closing.

     4. ADVANCE ROYALTY AND PERIODIC ROYALTIES. Summit shall pay to BioGenesis a periodic royalty of $.50 per 16-oz can and an equivalent (approximately 7%) on all other product categories using the fire suppressant technology. One-half of all periodic royalty fees due to BioGenesis shall be credit against the Advance Royalty fee (until fully recovered) and one-half shall be paid to BioGenesis in cash on the 30th of each month based upon invoiced sales through the close of the preceding month.

     5. EXISTING SALES AND MARKETING AGREEMENTS. Summit acknowledges that the transfer is subject to certain existing sales, marketing and distribution agreements previously entered into by BioGenesis. The parties agree to cooperate concerning the administration and/or termination of these arrangements, as appropriate. Between the execution of formal agreements confirming this letter of intent and the Closing, BioGenesis shall be entitled to all profits from such arrangements. Following the Closing, all net profits shall be the Property of Summit; provided, however, BioGenesis shall be entitled to an administration fee of ten (10%) percent of the direct cost of goods on such sales so long as it administers such arrangements.

     6. OPTION ON FUTURE PRODUCTS. Summit shall have an option to acquire the rights to a biodegradable anti-freeze and neutralizing agent and a deicer product created by BioGenesis upon the periodic royalty structure set forth herein.

     7. FORMAL AGREEMENT. The parties obligation hereunder are subject to the completion of due diligence and to the preparation and execution of formal agreements consistent with the terms of this letter of intent and otherwise acceptable in form to their respective counsel.

     8. TERMINATION. If the Closing does not take place on or before November 15, 1998, or such other date thereafter as the parties shall agree, then this letter of intent

                                                                    Exhibit 10.7
                                                               Page 3 of 4 Pages
          shall be terminated and the parties shall revert to the existing license arrangement between them, with all sums paid by Summit hereunder credited to amounts due under that agreement.

     IN WITNESS WHEREOF, the parties have executed this letter of intent at Dallas, Texas, as of the date first above written.

                                       BIOGENESIS ENTERPRISES, INC.



                                       By: /s/ MOHSEN C. AMIRAN
                                          ---------------------------------
                                          Mohsen C. Amiran, President


                                       SUMMIT TECHNOLOGIES, INC.


                                       By: /s/ B. KEITH PARKER
                                          ---------------------------------
                                          B. Keith Parker, CEO


                                                                    Exhibit 10.7
                                                               Page 4 of 4 Pages